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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
City National Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-32543, 33-11030, 33-38029, 33-60668, 333-01993, 333-87719 and 333-61854) on Form S-8 and (No. 333-53624) on Form S-3 of City National Corporation of our report dated January 16, 2002 relating to the consolidated balance sheet of City National Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of City National Corporation.

Our report refers to a change in accounting for derivative instruments and hedging activities in 2001.

/s/ KPMG LLP

Los Angeles, California
March 21, 2002

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Independent Auditors' Consent